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                                   EXHIBIT 21



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                             SUBSIDIARIES OF COMPANY

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
Parent
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
Valley Community Bancshares, Inc.


Subsidiaries (a)                                                                Percentage of Ownership
----------------                                                                -----------------------
Puyallup Valley Bank, a Washington State Bank                                           100%
Valley Bank, a Washington State Bank                                                    100%

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(a) The operation of Valley Community Bancshares, Inc.'s two wholly owned subsidiaries are included in the financial statements set forth in this Registration Statement.